Exhibit 5.1

November 5, 2009

Ligand Pharmaceuticals Incorporated

10275 Science Center Drive

San Diego, CA 92121

Re: Registration of Shares of Ligand Pharmaceuticals Incorporated

Ladies and Gentlemen:

This opinion is furnished to Ligand Pharmaceuticals Incorporated, a Delaware corporation (the “Company”), in connection with the proposed offer and issuance by the Company of up to 4,200,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) pursuant to the Registration Statement on Form S-4 (the “Registration Statement”) to which this opinion letter is attached as an exhibit and which is being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have reviewed, among other things, (i) the Agreement and Plan of Merger, dated August 23, 2009, among the Company, Neon Signal, LLC, a Delaware limited liability company, and Neurogen Corporation, a Delaware corporation, as amended by the Amendment to Agreement and Plan of Merger, dated as of September 18, 2009, and Amendment No. 2 to Agreement and Plan of Merger, dated as of November 2, 2009 (the “Merger Agreement”), (ii) the Amended and Restated Certificate of Incorporation of the Company, as in effect as of the date hereof, (iii) the Bylaws of the Company, as in effect as of the date hereof, (iv) the form of share certificate for Common Stock, (v) a good-standing certificate relating to the Company, issued by the Secretary of State of the State of Delaware on September 30, 2009, and (vi) the records of the corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Shares. We have made such other factual inquiries as we deemed necessary to render this opinion.

We have assumed that (i) the Registration Statement, including any amendments thereto, will become effective before and remain effective during the period when the Shares are offered and issued, (ii) before the issuance of any of the Shares the stockholders of Neurogen Corporation will have adopted the Merger Agreement, and (iii) the transactions contemplated by the Merger Agreement (other than the issuance of the Shares) will be consummated in accordance with the Merger Agreement.

We are opining herein as to the Delaware General Corporation Law, and we express no opinion with respect to any other laws.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is, as of the date hereof, our opinion that the Shares, when and if issued and delivered in accordance with the Merger Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement’s Proxy Statement/Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Merger Agreement, the Shares or the Registration Statement (including the Proxy Statement/Prospectus contained in and the other contents of the Registration Statement).

This opinion letter is based on the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind involved, including customary practice as described in bar association reports.

Very truly yours,

/s/ STRADLING YOCCA CARLSON & RAUTH